POWER OF ATTORNEY
For Section 16 Filings

Know all by these presents, that the undersigned hereby constitutes and appoints Don Andrews of City National Bank, Donald Delano and Anthony Sozio of City National Rochdale, LLC and Paul B. Raymond and Barry N. Hurwitz of Morgan, Lewis & Bockius LLP, and each of them individually, as the undersigned’s true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity, as applicable, (a) as Trustee and/or Officer of City National Rochdale Select Strategies Fund, City National Rochdale Strategic Credit Fund, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale High Yield Alternative Strategies Master Fund LLC, and City National Rochdale Structured Claims Fixed Income Fund LLC (b) as an affiliate of City National Rochdale, LLC, and/or (c) in the undersigned's individual capacity, Forms 3, 4, and 5 in accordance with Section 16(a) of Securities Exchange Act of 1934, as amended (the "1934 Act"), Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules under the 1934 Act and the 1940 Act, with respect to securities of any issuer (an “Issuer”) of securities for which such filings are required pursuant to the 1934 Act and/or the 1940 Act; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform such acts which, in the opinion of such attorney-in-fact, are necessary or proper or in the best interests of the undersigned in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act or Section 30(h) of the 1940 Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of June 2020.

Signature:   /s/ Julie C. Miller
       Julie C. Miller